EXHIBIT 99.1

AMENDMENT NO. 6 TO RECEIVABLES PURCHASE AGREEMENT

        THIS AMENDMENT NO. 6 (this “Amendment”), dated as of March 23, 2006, is entered into by and among Superior Commerce LLC, a Delaware limited liability company (“Seller”), SCP Distributors LLC, a Delaware limited liability company (“Distributors”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each, a “Seller Party”), the entities listed on the signature pages to this Amendment (the “Financial Institutions”), Jupiter Securitization Corporation (“Conduit”) and JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), individually (“JPMorgan Chase” and together with Conduit, the “Purchasers”) and as agent for the Purchasers (the “Agent”), and pertains to that certain RECEIVABLES PURCHASE AGREEMENT dated as of March 27, 2003 by and among the SPE, Distributors, the Purchasers and the Agent (as has been amended prior to the date hereof, the “RPA” and, together with the RSA, the “Agreements”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreements.

PRELIMINARY STATEMENTS

        Each of the Seller Parties has requested that the Agent and the Purchasers amend certain provisions of the Agreements; and

        The Agent and the Purchasers are willing to amend the requested provisions on the terms hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       Section 1. Amendments

        (a)     Section 9.1(h) of the RPA is hereby amended and restated in its entirety to read as follows:

“(h) As of the end of any fiscal quarter of SCP Pool, the Leverage Ratio shall be greater than 3.0 to 1.0.”

        (b)     Section 9.1(i) of the RPA is hereby amended and restated in its entirety to read as follows:

“(i) [Intentionally Omitted].”

        (c)     Section 9.1(j) of the RPA is hereby amended and restated in its entirety to read as follows:

        “(j)        As of the end of each fiscal quarter (i)  EBITR for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (ii) the sum of (A) Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date plus (B) Rental Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, all calculated for SCP Pool and its Subsidiaries on a consolidated basis, to be less than 3.0 to 1.0.”

        (d)     The following definitions set forth in Exhibit I to the RPA are hereby deleted in their entirety:

                       “Consolidated EBITDA”

                       “Consolidated EBITR”

                       “Consolidated Indebtedness”

                       “Consolidated Interest Expense”

                       “Consolidated Net Income”

                       “Consolidated Net Worth”

        (e)     The definition of “Eligible Receivables” set forth in Exhibit I to the RPA is hereby amended by:

(i) Inserting the following proviso at the end of clause (iv) therein:

“; provided, that Receivables permitted pursuant to clause (xx) below shall not be excluded by this clause (iv)"

(ii) Deleting “; and” appearing at the end of clause (xviii) therein and replacing it with “,”;

(iii) Deleting “.” appearing at the end of clause (xix) therein and replacing it with “, and”; and

(iv) Inserting new clause (xx) in alphanumeric order therein to read as follows:

“(xx) as to which the Originator is Horizon Distributors, Inc. and which payment is due for such Receivable at the end of the month following the month such Receivable was originated.”

        (f)     The following definitions set forth in Exhibit I to the RPA are hereby amended and restated in their entirety to read as follows:

““Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.”

““Facility Termination Date” means the earliest of (i) March 22, 2007, (ii) the Liquidity Termination Date and (iii) the Amortization Date.”

““Indebtedness” means, with respect to SCP Pool and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP:

(a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

        (b)        all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due;

        (c)        the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

        (d)        all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) all Guaranty Obligations of any such Person;

        (f)        all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock of such Person;

(h) all net obligations incurred by any such Person pursuant to Hedging Agreements;

(i) the outstanding attributed principal amount under any asset securitization program; and

(j) all outstanding payment obligations with respect to Synthetic Leases.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Termination Value thereof as of such date.”

““Leverage Ratio” means, as of any date of calculation, the ratio of (i) the sum of (A) the Average Total Funded Indebtedness for the period of twelve (12) consecutive months ending on or immediately prior to such date plus (B) the Average Accounts Securitization Proceeds for the period of twelve (12) consecutive months ending on or immediately prior to such date to (ii) EBITDA for the period of twelve (12) consecutive months ending on or immediately prior to such date to be greater than or equal to 3.0 to 1.0.”

““ Purchase Limit” means $150,000,000.”

        (g)     The following definitions are hereby inserted into Exhibit I to the RPA in alphabetical order:

““Accounts Securitization” means, with respect to SCP Pool and its Subsidiaries (other than Superior Commerce), any pledge, sale, transfer, contribution, conveyance or other disposition of (i) accounts, chattel paper, instruments or general intangibles (each as defined in the UCC) arising in connection with the sale of goods or the rendering of services by such Person, including, without limitation, the related rights to any finance, interest, late payment charges or similar charges (such items, the “Receivables”), (ii) such Person’s interest in the inventory or goods the sale of which by such Person gave rise to such Receivable (but only to the extent such inventory or goods consists of returned or repossessed inventory or goods, if any), (iii) all other guaranties, letters of credit, insurance and security interests or liens purporting to secure or support payment of such Receivable, (iv) all insurance contracts, service contracts, books and records associated with such Receivable, (v) any lockbox, post office box or similar deposit account related solely to the accounts being transferred, (vi) cash collections and cash proceeds of such Receivable and (vii) any proceeds of the foregoing (all such items referenced in clauses (i) through (vii), the “Transferred Assets”) which such sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such Transferred Assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such Transferred Assets; provided that the aggregate amount of gross proceeds available to SCP Pool or any Subsidiary in connection with all such transactions shall not at any time exceed $175,000,000 and provided further that such sale, transfer, contribution, conveyance or other disposition and any Indebtedness arising from such sale, transfer, contribution, conveyance or other disposition shall be without recourse to SCP Pool or any of its Subsidiaries (other than Superior Commerce) except with respect to (A) reductions in the balance of such Receivable as a result of any defective or rejected goods or set off by the obligor of such Receivable transferred by such Person, (B) breaches of representations or warranties by such Person in the Receivables Sale Agreement or any other receivables sale agreements which contain representations and warranties which are no broader in scope and obligation than the representations and warranties contained in the Receivables Sale Agreement and (C) indemnification of Superior Commerce to the extent provided in the Receivables Sale Agreement or any other receivables sale agreements which contain indemnification terms and provisions which are no broader in scope and obligation than the terms and provisions contained in the Receivables Sale Agreement.”

““Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.”

““Average Total Funded Indebtedness” means, for any period, for SCP Pool and its Subsidiaries calculated on a consolidated basis in accordance with GAAP, the average for such period of the Total Funded Indebtedness.”

““Average Accounts Securitization Proceeds” of a Person means, without duplication, the average for such period of the total amount of borrowings or issuances of instruments or securities in connection with any Accounts Securitization as of each calendar month end during such period.”

““Capital Lease” means any lease of any property by SCP Pool or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of SCP Pool and its Subsidiaries.”

““EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for SCP Pool and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense, and (iii) amortization, (iv) depreciation, and (v) extraordinary losses incurred other than in the ordinary course of business less (c) any extraordinary gains realized other than in the ordinary course of business.”

““EBITR” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for SCP Pool and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense, (iii) Rental Expense and (iv) extraordinary losses incurred other than in the ordinary course of business less (c) any extraordinary gains realized other than in the ordinary course of business.”

““Guaranty Obligation” means, with respect to SCP Pool and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.”

““Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.”

““Interest Expense” means, with respect to SCP Pool and its Subsidiaries for any period, the gross interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements) of SCP Pool and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.”

““Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.”

““Net Income” means, with respect to SCP Pool and its Subsidiaries, for any period of determination, the net income (or loss) of SCP Pool and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which SCP Pool or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to SCP Pool or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to SCP Pool or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.”

““Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.”

““Reimbursement Obligation” means the obligation of SCP Pool to reimburse the Issuing Lender pursuant to Section 3.5 of the Parent Credit Agreement for amounts drawn under letters of credit issued under the Parent Credit Agreement.”

““Rental Expense” means, with respect to SCP Pool and its Subsidiaries for any period, the aggregate fixed amounts payable with respect to Operating Leases of SCP Pool and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.”

““Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.”

““Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender under the Parent Credit Agreement).”

““Total Funded Indebtedness” means, with respect to the SCP Pool and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP:

(a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

        (b)        all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due;

        (c)        the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

        (d)        all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

        (e)        all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person; and

(f) all Guaranty Obligations of any such Person with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above.

For all purposes hereof, the Total Funded Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.”

        Section 2. Representations and Warranties. In order to induce the Agent and the Purchasers to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment each of such Person’s representations and warranties contained in Article V of the RPA, as applicable, is true and correct as of the date hereof, (b) the execution and delivery by such Person of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon:

        (a)     Receipt by the Agent of this Amendment duly executed by each of the parties thereto.

        (b)     Payment in full, in cash, by the Seller to the Agent of the Renewal Fee as set forth in the Second Amended and Restated Fee Letter dated as of the date hereof.

      Section 4. Miscellaneous.

        (a)        Except as expressly modified hereby, the RPA remains unaltered and in full force and effect. The RPA is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

        (b)        This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SUPERIOR COMMERCE LLC

By:       /s/ Shaleen Lee
Name:   Shaleen Lee
Title:    Secretary

SCP DISTRIBUTORS LLC

By:       /s/ Mark W. Joslin
Name:   Mark W. Joslin
Title:    Vice President and Chief Financial Officer

JUPITER SECURITIZATION CORPORATION

By:       JPMORGAN CHASE BANK, N.A.
Its:      ATTORNEY-IN-FACT

JPMORGAN CHASE BANK, N.A.,
     AS A FINANCIAL INSTITUTION AND AS AGENT

By:       /s/ John K. Svolos
Its:      Vice President
           J.P. Morgan Securities Inc.